Exhibit 10.1(a)

AGENDIA N.V.

2015 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Option Agreement”) dated                by and between Agendia N.V., a limited liability company incorporated under the laws of the Netherlands (the “Company”), and (the “Participant”) evidences the stock option (the “Option”) granted by the Company to the Participant as to the number of shares of the Company’s Ordinary Shares, par value EUR 0.08 per share, first set forth below.

Award Date:

Number of Ordinary Shares:1

Exercise Price per Ordinary Share:1

Vesting Commencement Date:

Type of Option (check one):

Expiration Date:1,2

Vesting1,2 The Option shall become vested as to 25% of the total number of Ordinary Shares subject to the Option on the first anniversary of the Vesting Commencement Date. The remaining 75% of the total number of Ordinary Shares subject to the Option shall vest in 36 substantially equal monthly installments, with the first installment vesting on the last day of the month following the month in which the first anniversary of the Vesting Commencement Date occurs and an additional installment vesting on the last day of each of the 35 months thereafter.

The Option is granted under the Agendia N.V. 2015 Stock Incentive Plan (the “Plan”) and subject to the Terms and Conditions of Stock Option (the “Terms”) attached to this Option Agreement (incorporated herein by this reference) and to the Plan. The Option has been granted to the Participant in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Participant. Capitalized terms are defined in the Plan if not defined herein. The parties agree to the terms of the Option set forth herein. The Participant acknowledges receipt of a copy of the Terms, the Plan and the Stock Option Questions & Answers for the Plan, specifically acknowledges and agrees to Section 15 of the Terms, and agrees to maintain in confidence all information provided to him/her in connection with the Option.

“PARTICIPANT”	AGENDIA N.V.,
A limited liability company incorporated under the laws of the Netherlands

[[SIGNATURE]]

[[SIGNATURE_DATE]]

By:

Its:
Print Name

[1]	Subject to adjustment under Section 7.3.1 of the Plan.
[2]	Subject to early termination under Section 5.6 or 7.3 of the Plan.

TERMS AND CONDITIONS OF STOCK OPTION

1.	Vesting; Limits on Exercise.

The Option shall vest and become exercisable in percentage installments of the aggregate number of shares subject to the Option as set forth on the cover page of this Option Agreement. The Option may be exercised only to the extent the Option is vested and exercisable.

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Cumulative Exercisability. To the extent that the Option is vested and exercisable, the Participant has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option.

•	No Fractional Shares. Fractional share interests shall be disregarded, but may be cumulated.

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Minimum Exercise. No fewer than 100 Ordinary Shares (subject to adjustment under Section 7.3.1 of the Plan) may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

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ISO Value Limit. If the Option is designated as an Incentive Stock Option (an “ISO”), as indicated on the cover page of this Option Agreement, and if the aggregate fair market value of the shares with respect to which ISOs (whether granted under the Option or otherwise) first become exercisable by the Participant in any calendar year exceeds $100,000, as measured on the applicable Award Dates, the limitations of Section 5.5.1 of the Plan shall apply and to such extent the Option will be rendered a Nonqualified Stock Option.

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Vesting Acceleration. Notwithstanding anything to the contrary contained in the Plan, in the event Participant’s employment or service is terminated without Cause on or within 12 months following a Change in Control Event, as defined in the Plan, then the Option shall become fully vested and exercisable.

2.	Continuance of Employment/Service Required; No Employment/Service Commitment.

The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 4 below or under the Plan.

Nothing contained in this Option Agreement or the Plan constitutes a continued employment or service commitment by the Company or any of its Affiliates, affects the Participant’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Company or any Affiliate, interferes in any way with the right of the Company or any Affiliate at any time to terminate such employment or service, or affects the right of the Company or any Affiliate to increase or decrease the Participant’s other compensation. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Participant without his/her consent thereto.

3.	Method of Exercise of Option.

The Option shall be exercisable by the delivery to the Secretary of the Company (or such other person as the Administrator may require pursuant to such administrative exercise procedures as the Administrator may implement from time to time) of:

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an executed Exercise Agreement (stating the number of Ordinary Shares to be purchased pursuant to the Option) in substantially the form attached hereto as Exhibit A or such other form as the Administrator may require from time to time (the “Exercise Agreement”);

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payment in full for the Exercise Price of the Ordinary Shares to be purchased, in cash or by electronic funds transfer to the Company, or by certified or cashier’s check payable to the order of the Company subject to such specific procedures or directions as the Administrator may establish;

•	any written statements or agreements required pursuant to Section 7.5.1 of the Plan; and

•	satisfaction of the tax withholding provisions of Section 7.6 of the Plan.

The Administrator also may, but is not required to, authorize a non-cash payment alternative by one or more of the following methods (subject in each case to compliance with all applicable laws, rules, regulations and listing requirements and further subject to such rules as the Administrator may adopt as to any such payment method):

•	Ordinary Shares already owned by the Participant, valued at their Fair Market Value on the exercise date; and/or

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a reduction in the number of Ordinary Shares otherwise deliverable to the Participant pursuant to the exercise of the Option (based on the Fair Market Value of such shares on the exercise date); and/or

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if the Ordinary Shares are then registered under the Exchange Act and listed or quoted on a recognized national securities exchange, irrevocable instructions to a broker to, upon exercise of the Option, promptly sell a sufficient number of Ordinary Shares acquired upon exercise of the Option and deliver to the Company the amount necessary to pay the Exercise Price (and, if applicable, the amount of any related tax withholding obligations); and/or

•	a note meeting the requirements of Section 5.3.3 of the Plan (or, in the case of tax loans, Section 7.6 of the Plan).

An Option will qualify as an ISO only if it meets all of the applicable requirements of the Code. If the Option is designated as an ISO, the Option may be rendered a Nonqualified Stock Option if the Administrator permits the use of one or more of the non-cash payment alternatives referenced above.

4.	Early Termination of Option.

The Option, to the extent not previously exercised, and all other rights in respect thereof, whether vested and exercisable or not, shall terminate and become null and void prior to the Expiration Date in the event of:

•	the termination of the Participant’s employment or services as provided in Section 5.6 of the Plan, or

•	the termination of the Option pursuant to Section 7.3 of the Plan.

Notwithstanding any post-termination exercise period provided for herein or in the Plan, an Option will qualify as an ISO only if it is exercised within the applicable exercise periods for ISOs under, and meets all of the other requirements of, the Code. If the Option is designated as an ISO and is not exercised within the applicable exercise periods for ISOs or does not meet such other requirements, the Option will be rendered a Nonqualified Stock Option.

5.	Non-Transferability and Other Restrictions.

The Option and any other rights of the Participant under this Option Agreement or the Plan are nontransferable and exercisable only by the Participant, except as set forth in Section 7.2 of the Plan. Any Ordinary Shares issued on exercise of the Option are subject to substantial restrictions on transfer, and are subject to call, rights of first refusal, and other rights in favor of the Company as set forth herein and in the Exercise Agreement.

6.	Securities Law Compliance.

The Participant acknowledges that the Option and the Ordinary Shares are not being registered under the Securities Act, based, in part, in reliance upon an exemption from registration under Securities and Exchange Commission Rule 701 promulgated under the Securities Act, and a comparable exemption from qualification under applicable state securities laws, as each may be amended from time to time. The Participant, by executing this Option Agreement, hereby makes the following representations to the Company and acknowledges that the Company’s reliance on federal and state securities law exemptions from registration and qualification is predicated, in substantial part, upon the accuracy of these representations:

•

The Participant is acquiring the Option and, if and when he/she exercises the Option, will acquire the Ordinary Shares solely for the Participant’s own account, for investment purposes only, and not with a view to or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of the shares within the meaning of the Securities Act and/or any applicable state securities laws.

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The Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Option and the restrictions imposed on any Ordinary Shares purchased upon exercise of the Option. The Participant has been furnished with, and/or has access to, such information as he or she considers necessary or appropriate for deciding whether to exercise the Option and purchase Ordinary Shares. However, in evaluating the merits and risks of an investment in the Ordinary Shares, the Participant has and will rely upon the advice of his/her own legal counsel, tax advisors, and/or investment advisors.

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The Participant is aware that the Option may be of no practical value, that any value it may have depends on its vesting and exercisability as well as an increase in the Fair Market Value of the underlying Ordinary Shares to an amount in excess of the Exercise Price, and that any investment in common shares of a closely held corporation such as the Company is non-marketable, non-transferable and could require capital to be invested for an indefinite period of time, possibly without return, and at substantial risk of loss.

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The Participant understands that any Ordinary Shares acquired on exercise of the Option will be characterized as “restricted securities” under the federal securities laws, and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act, as presently in effect, with which the Participant is familiar.

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The Participant has read and understands the restrictions and limitations set forth in the Plan, this Option Agreement (including these Terms), and the Exercise Agreement, which are imposed on the Option and any Ordinary Shares which may be acquired upon exercise of the Option.

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At no time was an oral representation made to the Participant relating to the Option or the purchase of Ordinary Shares and the Participant was not presented with or solicited by any promotional meeting or material relating to the Option or the Ordinary Shares.

7.	Lock-Up Agreement.

Neither the Participant (nor any permitted transferee) may, directly or indirectly, offer, sell or transfer or dispose of any of the Ordinary Shares acquired upon exercise of the Option or any interest therein (or agree to do any thereof) (collectively, a “Transfer”) during the period commencing as of 14 days prior to and ending 180 days, or such lesser period of time as the relevant underwriters may permit (or such greater period as may be requested by the Company or an underwriter to accommodate regulatory restrictions), after the effective date of a registration statement covering any public offering of the Company’s securities of which the Participant has notice. (The term “Participant” includes, where the context so requires, any permitted direct or indirect transferee of the Participant.) The Participant shall agree and consent to the entry of stop transfer instructions with the Company’s transfer agent against the Transfer of the Company’s securities beneficially owned by the Participant and shall confirm the limitations hereunder and under the Exercise Agreement by agreement with and for the benefit of the relevant underwriters by a lock-up agreement or other agreement in customary form. Notwithstanding anything else herein to the contrary, this Section 7 shall not be construed so as to prohibit the Participant from participating in a registration or a public offering of the Ordinary Shares with respect to any shares which he or she may hold at that time, provided, however, that such participation shall be at the sole discretion of the Board.

8.	Limited Call Right; Mandatory Sale; Transfer Restrictions.

8.1 Company’s Call Right. The Company shall have the right (but not the obligation), subject to the terms and conditions of this Section 8, to repurchase in one or more transactions, and the Participant (or any permitted transferee) shall be obligated to sell any of the Ordinary Shares acquired upon exercise of the Option at the Repurchase Price (as defined below) (the “Call Right”). To exercise the Call Right, the Company must give written notice thereof to the Participant (the “Call Notice”) during the Call Period determined under Section 8.4. The Call Notice is irrevocable by the Company and must (a) be in writing and signed by an authorized officer of the Company, (b) set forth the Company’s intent to exercise the Call Right and contain the total number of Ordinary Shares to be sold to the Company pursuant to the Call Right, and (c) be mailed or delivered in accordance with Section 12.

8.2 Repurchase Price. The price per Ordinary Share to be paid by the Company upon settlement of the Company’s Call Right (the “Repurchase Price”) shall equal the Fair Market Value of a Share determined as of the date of the Call Notice.

8.3 Closing. The closing of any repurchase under this Section 8 shall be at a date to be specified by the Company, such date to be no later than 30 days after the date of the Call Notice. The purchase price shall be paid at the closing in the form of a check or by cancellation of money purchase indebtedness. No adjustments (other than pursuant to Section 7.3.1 of the Plan) shall be made to the purchase price for fluctuations in the fair market value of the Ordinary Shares after the date of the Call Notice.

8.4 Call Period; Termination of Call Right. The “Call Period” is the period of time during which the Call Notice must be delivered to the Participant in the event the Company wants to exercise its Call Right. The Call Period as to any particular Ordinary Shares acquired upon exercise of the Option shall commence on the later of:

(a)	the Participant’s Severance Date (determined in accordance with the Plan); or

(b)	the date that is six months and one day after the Participant acquired the Ordinary Shares from the Company upon exercise of the Option.

The Call Period as to any particular Ordinary Shares acquired upon exercise of the Option shall terminate on the first to occur of:

(x)	twelve (12) months after the later of (i) the Participant’s Severance Date or (ii) the date that the Participant acquired the Ordinary Shares from the Company upon exercise of the Option; or

(y)	the Public Offering Date.

8.5 Assignment. Notwithstanding anything to the contrary, the Company may assign any or all of its rights under this Section 8 to one or more shareholders of the Company.

9.	Right of First Refusal.

The Company shall have a right of first refusal, as set forth below, to purchase the Ordinary Shares acquired upon exercise of the Option before the Ordinary Shares (or any interest in them) can be validly transferred to any other person or entity.

9.1 Notice of Intent to Sell. Before there can be a valid sale or transfer of any Ordinary Shares (or any interest in them) by any holder thereof, the holder shall first give notice in writing to the Company, mailed or delivered in accordance with the provisions of Section 12, of his or her intention to sell or transfer such Ordinary Shares (the “Option Notice”).

The Option Notice shall specify the identity of the proposed transferee, the number of Ordinary Shares to be sold or transferred to the transferee, the price per Ordinary Share and the terms upon which such holder intends to make such sale or transfer. If the payment terms for the Ordinary Shares described in the Option Notice differ from delivery of cash or a check at closing, the Company shall have the option, as set forth herein, of purchasing the Ordinary Shares for cash (or a cash equivalent) at closing in an amount which the Company determines is a fair value equivalent of that payment. The determination of a fair value equivalent shall be made in the Company’s best judgment and such determination shall be mailed or delivered to the selling or transferring shareholder (the “Company’s Notice”) within ten (10) days of its receipt of the Option Notice. Should the selling or transferring shareholder disagree with the Company’s determination of a fair value equivalent, he or she shall have the right (the “Retraction Right”) to retract the proposed sale or transfer to a third party and the offer of Ordinary Shares to the Company pursuant to the Option Notice (such retraction to be made in writing and mailed or delivered in accordance with the provisions of Section 12). If the shareholder again proposes to sell or transfer the Ordinary Shares, the shareholder shall again offer such Ordinary Shares to the Company pursuant to the terms of this Section 9 prior to any sale or transfer.

9.2 Option to Purchase. Subject to the selling shareholder’s Retraction Right, during the 60-day period commencing upon receipt of the Option Notice by the Company (the “Option Period”), the Company shall have an option to purchase any or all of the Ordinary Shares specified in the Option Notice at the price offered therein (the “Right of First Refusal”).

9.3 Purchase of Ordinary Shares. Not more than thirty (30) days after receipt of the Option Notice, the Company shall give written notice to the shareholder desiring to sell or transfer Ordinary Shares of the number of such Ordinary Shares to be purchased (or, if no Ordinary Shares are to be purchased, stating such fact) by the Company pursuant to the terms of this Section 9 (the “Purchase Notice”). Purchases pursuant to this Section 9 shall be consummated within thirty (30) days after delivery of the Purchase Notice to the selling shareholder, but in no event later than the expiration of the Option Period. The purchase price shall be paid at the closing in cash, by check, by cancellation of money purchase indebtedness, or, if the payment terms set forth in the Option Notice differ from payment in cash or by check at closing, in accordance with the payment terms set forth in the Option Notice (or payment of the amount set forth in the Company’s Notice in cash, by cancellation of money purchase indebtedness, or by check).

9.4 Ability to Sell Unpurchased Ordinary Shares. Unless all of the Ordinary Shares referred to in the Option Notice are to be purchased as indicated in the Purchase Notice, the shareholder desiring to sell or transfer may dispose of any Ordinary Shares referred to in the Option Notice that are not to be purchased by the Company to the person or persons specified in the Option Notice during a period of twenty (20) days commencing upon his or her receipt of the Purchase Notice; provided, however, that he or she shall not sell or transfer such Ordinary Shares (a) at a lower price or on terms more favorable to the purchaser or transferee than those specified in the Option Notice, or (b) to a person other than the person or persons specified in the Option Notice; and provided further that such transfer is consistent with the other provisions and limitations of the Plan, this Option Agreement (including these Terms), and the Exercise Agreement. If the transfer is not consummated within such twenty (20) day period, the shareholder shall again offer such Ordinary Shares to the Company pursuant to the terms of this Section 9 prior to any sale or transfer to the same or any other person.

9.5 Assignment. Notwithstanding anything to the contrary, the Company may assign any or all of its rights under this Section 9 to one or more shareholders of the Company.

9.6 Termination of Right of First Refusal. The Company’s Right of First Refusal shall terminate to the extent that it is not exercised prior to the Public Offering Date.

[10.	Drag-along Right.

10.1 Drag-along. In the event that any person or group of persons (the “Drag-along Purchaser”) makes a bona fide arms’ length offer to acquire all issued and outstanding Ordinary Shares, the Company may require the Participant by written notice to that effect (the “Drag- along Notice”) to accept such offer and to sell and transfer any and all Ordinary Shares then owned by Participant to the Drag-along Purchaser.

10.2 Terms. A transfer of Ordinary Shares by the Participant pursuant to this Section 10 shall be against the same price per Ordinary Share as agreed between the Drag-along Purchaser and the owners of not less than a majority of the then-outstanding Ordinary Shares. In such event, the Participant shall not be required to provide any representation or warranties to the Drag-along Purchaser, other than with respect to the unencumbered ownership of and title to Participant’s Ordinary Shares.

10.3 Documentation. The Drag-along Notice shall contain the draft documentation to be executed by the Participant to complete the sale and purchase of the Ordinary Shares of the Participant to the Drag-along Purchaser. The Participant shall return executed versions of such documentation within ten business days after receipt of the Drag-along Notice. The Participant hereby irrevocably appoints and authorizes the Company as the Participant’s attorney on the Participant’s behalf, with full power and authority to represent the Participant and with full power of substitution, to execute and deliver all documents which the Participants is obliged, but fails, to sign and return in accordance with this Section 10 within the agreed time period and to do all such further acts and things as may be ancillary and/or necessary and/or useful and/or desirable in the sole opinion of the Company in connection with or for the purpose of the sale and transfer by the Participant of its Ordinary Shares to the Drag-along Purchaser.

10.4 Further Assurance. The Participant shall promptly sign any documents and undertake and perform any acts requested by the Company to effect or complete a sale and transfer of the Participant’s Ordinary Shares to the Drag-along Purchaser in accordance with this Section 10.]

11.	No Shareholder Rights Following Exercise of a Call or Repurchase.

If the Participant (or any permitted transferee) holds Ordinary Shares as to which the Call Right or the Right of First Refusal has been exercised (in connection with the termination of the Participant’s employment or otherwise), the Participant shall be entitled to payment in accordance with the provisions of Section 8 or 9, as applicable, but (unless otherwise required by law) shall no longer be entitled to participation in the Company or other rights as a shareholder with respect to the shares subject to the call or repurchase. To the maximum extent permitted by law, the Participant’s rights following the exercise of the Call Right or Right of First Refusal shall, with respect to the call or repurchase and the Ordinary Shares covered thereby, be solely the rights that he or she has as a general creditor of the Company to receive payment of the amount specified in Section 8 or 9, as applicable.

12.	Notices.

Any notice to be given under the terms of this Option Agreement or the Exercise Agreement shall be in writing and addressed to the Company at its principal office to the attention of the Secretary, and to the Participant at the address reflected or last reflected on the Company’s payroll records. Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office. Any such notice shall be given only when received, but if the Participant is no longer an Eligible Person, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 12.

13.	Plan.

The Option and all rights of the Participant under this Option Agreement are subject to the terms and conditions of the Plan, incorporated herein by this reference. The Participant agrees to be bound by the terms of the Plan and this Option Agreement (including these Terms). The Participant acknowledges having read and understood the Plan, the Stock Option Questions & Answers for the Plan, and this Option Agreement. Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not and shall not be deemed to create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

14.	Entire Agreement.

This Option Agreement (including these Terms and together with the form of Exercise Agreement attached hereto) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan, this Option Agreement and the Exercise Agreement may be amended pursuant to Section 7.7 of the Plan. Such amendment must be in writing and signed by the Company. The Company may, however, unilaterally waive any provision hereof or of the Exercise Agreement in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

15.	Satisfaction of All Rights to Equity.

The Option is in complete satisfaction of any and all rights that the Participant may have (under an employment, consulting, or other written or oral agreement with the Company or any of its Affiliates, or otherwise) to receive (1) stock options or stock awards with respect to the securities of the Company or any of its Affiliates, and/or (2) any other equity or derivative security in or with respect to the Company or any of its Affiliates. This Option Agreement supersedes the terms of all prior understandings and agreements, written or oral, of the parties with respect to such matters. The Participant shall have no further rights or benefits under any prior agreement conveying any right with respect to any security or derivative security in or with respect to the Company or any of its Affiliates. The foregoing notwithstanding, this Section 15 shall not adversely affect the Participant’s rights under any prior stock option or stock award agreement under the Plan (provided such agreement is expressly labeled as a stock option or stock award agreement under the Plan and is similar in form to this Option Agreement) which has been signed by an authorized officer of the Company.

16.	Governing Law; Limited Rights; Severability.

16.1. Governing Law; Construction. This Option Agreement and the Exercise Agreement shall be governed by and construed and enforced in accordance with Applicable Law without regard to conflict of law principles thereunder. The terms of the Option grant have resulted from the negotiations of the parties and each of the parties has had an opportunity to obtain and consult with its own counsel. The language of all parts of the Plan, this Option Agreement (including these Terms) and the Exercise Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either of the parties.

16.2. Limited Rights. The Participant has no rights as a shareholder of the Company with respect to the Option as set forth in Section 7.8 of the Plan. The Option does not place any limit on the corporate authority of the Company as set forth in Section 7.15 of the Plan.

16.3. Arbitration. Subject to Section 16.4 below, any controversy arising out of or relating to this Option Agreement (including these Terms), the Plan, and/or the Exercise Agreement, their enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of their provisions, or any other controversy arising out of or related to the Option, including, but not limited to, any state or federal statutory claims, shall be submitted to arbitration in Orange County, California, before a sole arbitrator selected from Judicial Arbitration and Mediation Services, Inc., Orange County, California, or its successor (“JAMS”), or if JAMS is no longer able to supply the arbitrator, such arbitrator shall be selected from the American Arbitration Association, and shall be conducted in accordance with the provisions of California Code of Civil Procedure §§ 1280 et seq. as the exclusive forum for the resolution of such dispute; provided, however, that provisional injunctive relief may, but need not, be sought by either party to this Option Agreement in a court of law while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the arbitrator. Final resolution of any dispute through arbitration may include any remedy or relief which the arbitrator deems just and equitable, including any and all remedies provided by applicable state or federal statutes. At the conclusion of the arbitration, the arbitrator shall issue a written decision that sets forth the essential findings and conclusions upon which the arbitrator’s award or decision is based. Any award or relief granted by the arbitrator hereunder shall be final and binding on the parties hereto and may be enforced by any court of competent jurisdiction. The parties acknowledge and agree that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with any of the matters referenced in the first sentence above. The parties agree that Company shall be responsible for payment of the forum costs of any arbitration hereunder, including the arbitrator’s fee. The parties further agree that in any proceeding with respect to such matters, each party shall bear its own attorney’s fees and costs (other than forum costs associated with the arbitration) incurred by it or him or her in connection with the resolution of the dispute.

16.4. Arbitration for Participants resident in the Netherlands. This Section 16.4 shall apply only in the event the Participant resides in the Netherlands. Any controversy arising out of or relating to this Option Agreement (including these Terms), the Plan, and/or the Exercise Agreement, their enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of their provisions, or any other controversy arising out of or related to the Option, including, but not limited to, any state or federal statutory claims between a Participant who is resident in the Netherlands and the Company, shall be finally settled in accordance with the rules of the Netherlands Arbitration Institute (Nederlands Arbitrage Instituut) and:

(a) the arbitral tribunal shall be composed of one arbitrator;

(b) the place of arbitration will be Amsterdam, the Netherlands;

(c) the language of the proceedings will be English;

(d) the arbitrators will decide according to the rules of law;

(e) the IBA Rules on the Taking of Evidence in International Commercial Arbitration shall be applicable;

(f) the arbitral award will be final and binding;

(g) to ensure that the arbitral award shall not be published, each of the Participant and the Company shall notify the administrator of the NAI within one calendar month after receipt of the arbitral award that they object to publication of the arbitral award by the NAI; and

(h) the proceedings shall not be consolidated with other arbitral proceedings pursuant to Article 1046 of the Dutch Code of Civil Procedure.

16.5. Severability. If the arbitrator selected in accordance with Section 16.3 or Section 16.4 or a court of competent jurisdiction determines that any portion of this Option Agreement, the Plan, or the Exercise Agreement is in violation of any statute or public policy, then only the portions of this Option Agreement, the Plan, or the Exercise Agreement, as applicable, which violate such statute or public policy shall be stricken, and all portions of this Option Agreement, the Plan, and the Exercise Agreement which do not violate any statute or public policy shall continue in full force and effect. Furthermore, it is the parties’ intent that any court order striking any portion of this Option Agreement, the Plan, and/or the Exercise Agreement should modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties hereunder.

16.6. Stockholder Approval. Notwithstanding anything else contained herein to the contrary, the Option and all rights of the Participant under this Option Agreement are subject to approval of the Plan by the Company’s stockholders (such approval to be obtained in accordance with the terms of the Plan, the Company’s Bylaws, and applicable law) within 12 months after the Effective Date of the Plan.

17.	Clawback Policy.

The Option is subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require forfeiture of the Option and repayment or forfeiture of any Ordinary Shares or other cash or property received with respect to the Option (including any value received from a disposition of the shares acquired upon exercise of the Option).

18.	No Advice Regarding Grant.

The Participant is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Participant may determine is needed or appropriate with respect to the Option (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Option and any shares that may be acquired upon exercise of the Option). Neither the Company nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Option Agreement) or recommendation with respect to the Option. Except for the withholding rights contemplated by Section 3 above and Section 7.6 of the Plan, the Participant is solely responsible for any and all tax liability that may arise with respect to the Option and any shares that may be acquired upon exercise of the Option.

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